Exhibit 10.1(a)

AMENDMENT NO. 3 TO THE AMENDED AND

RESTATED FUJITSU DISTRIBUTION AGREEMENT

DATED DECEMBER 21, 2005

This AMENDMENT NO. 3 (this “Amendment No. 3”) to the Amended and Restated Fujitsu Distribution Agreement dated December 21, 2005, as amended effective as of October 1, 2007 and September 30, 2008, originally entered into between Spansion Inc., a Delaware corporation (“Spansion”), and Fujitsu Limited, a Japanese corporation (“Fujitsu”), and succeeded to by Fujitsu Microelectronics Limited, a Japanese corporation (“FML”), effective as of March 21, 2008 (the “Agreement”), is entered into as of the dates set forth below and effective as of January 15, 2009.

Whereas, Spansion and FML wish to further extend the Agreement and modify the Agreement, it is agreed that the Agreement shall be amended as follows:

1.	The first sentence of Section 20.1 Term of the Agreement is amended to read in its entirety as follows:

This Agreement will be effective as of the Effective Date, and will continue in full force and effect until the earlier of (a) the effective date of a new, successor distribution agreement between Spansion Japan Limited and Fujitsu Electronics Inc. (“New Agreement”) or (b) February 25, 2009, unless terminated as set forth in this Section 20 (“Term”).

2.	Section 2.3.3 of the Agreement shall be deleted.

All terms and conditions of the Agreement not specifically amended by this Amendment No. 3 shall remain unchanged and in full force and effect.

Spansion Inc.		Fujitsu Microelectronics Limited

/s/ Jeff Davis		/s/ Koichi Ishizaka
Name:	Jeff Davis	Name:	Koichi Ishizaka
Title:	Exec. V.P.	Title:	Corporate Senior Vice President
Date:	1/16/09	Date:	1/23/09

Mr. Jeff Davis

Executive Vice President, Worldwide Sales and Marketing.

Spansion LLC

5204 East Ben White Boulevard, MS 527

Austin, TX 78741 USA.

RE: The understanding of the Amendment No. 3 to the Amended and Restated Fujitsu

Distribution Agreement dated December 21, 2005.

Dear Jeff-san:

The purpose of this letter is to confirm the understanding of Fujitsu Microelectronics Limited (“FML”) and Spansion Inc. (“Spansion”) that Section 2 of the Amendment No. 3 to the Amended and Restated Fujitsu Distribution Agreement dated December 21, 2005 shall mean as follows;

The parties agree that, notwithstanding anything to the contrary contained in the Agreement, (i) FML and Fujitsu Electronics, Inc. (“FEI”) may purchase the Products at the price mutually agreed upon between the parties, (ii) place(s) of delivery of Products from Spansion shall be any location set forth in the relevant Purchase Order, and (iii) with respect to shipment of any Products from Spansion to FML or FEI, title and risk of loss of Products shall pass from Spansion to FML or FEI upon Spansion’s placement of such Products at FML’s or FEI’s disposal at the relevant Product Distribution Center.

Please sign and date a copy of this letter and return it to FML to indicate Spansion’s agreement with the provisions of this letter.

Best Regards,

FUJITSU MICROELECTRONICS LIMITED

By:	/s/ Koichi Ishizaka
Name:	Koichi Ishizaka
Title:	Corporate Senior Vice President
Date:	January 25, 2009

Acknowledged and Agreed:

SPANSION INC.

By:	/s/ Jeff Davis
Name:	Jeff Davis
Title:	Executive Vice President
Date:	February 4, 2009